UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 22, 2007

America First Apartment Investors, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	000-49986	470858301
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Suite 100, 1004 Farnam Street, Omaha, Nebraska		68102
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(402) 557-6360

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[x]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On June 22, 2007, America First Apartment Investors, Inc. (the "Registrant"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with Sentinel Omaha LLC, a Delaware limited liability company (the "Acquirer"), and Sentinel White Plains LLC, a Delaware limited liability company and wholly-owned subsidiary of the Acquirer (the "Acquisition Sub"), under which the Registrant will merge with and into the Acquisition Sub, with the Acquisition Sub continuing as the surviving entity and as a wholly-owned subsidiary of the Acquirer (the "Merger"), all in accordance with and subject to the Merger Agreement. As a result of the Merger, the Acquirer will own 100% of the outstanding common stock of the Registrant.

The Merger Agreement provides that at the effective time of the Merger each issued and outstanding share of the Registrant’s common stock (other than treasury shares or shares already held by the Acquirer or the Acquisition Sub) will be canceled and converted into the right to receive a cash payment of $25.30 per share. Prior to the effective date of the Merger, the Registrant will be permitted to continue to pay regular quarterly dividends at a rate not to exceed $0.27 per share per quarter and will be allowed to pay a final pro rata dividend for the interim period between the record date for the last quarterly dividend and the effective date of the Merger.

The consummation of the Merger is subject to customary closing conditions, including the approval of the Merger by the Registrant’s shareholders. The Merger is not subject to a financing condition.

The Merger Agreement contains termination rights for both the Registrant and the Acquirer. Upon termination of the Merger Agreement under certain circumstances, the Registrant may be obligated to pay the Acquirer a termination fee of $8.4 million. Upon termination of the Merger Agreement under certain circumstances by the Registrant, the Acquirer may be obligated to pay the Registrant $25 million in liquidated damages.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the actual Merger Agreement which is attached hereto as Exhibit 10.1.

Important Information
The proxy statement that the Registrant plans to file with the Securities and Exchange Commission and mail to shareholders will contain information about the Registrant, the proposed Merger and related matters. SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT IS AVAILABLE, AS IT WILL CONTAIN IMPORTANT INFORMATION THAT SHAREHOLDERS SHOULD CONSIDER BEFORE MAKING A DECISION ABOUT THE MERGER. The proxy statement will be, and other materials filed by the Registrant with the SEC are, available free of charge at the SEC’s website at www.sec.gov or from the Registrant by directing a request to America First Apartment Investors, Inc., 1004 Farnam Street, Suite 100, Omaha, Nebraska 68102, Attention: Investor Relations (telephone 800-239-8787).

The Registrant and its directors, executive officers and other employees may be deemed to be participating in the solicitation of proxies from the Registrant’s shareholders in connection with the approval of the Merger. Information about the Registrant’s directors and executive officers is available in the Registrant’s proxy statements and Annual Reports on Form 10-K previously filed with the SEC. Additional information about the interests of potential participants will be included in the proxy statement the Registrant will file with the SEC.

Item 8.01 Other Events.

On June 25, 2007, the Registrant issued a press release announcing that it entered into the Merger Agreement with the Acquirer and the Acquisition Sub as more fully described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is being furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

10.1 Agreement and Plan of Merger, dated as of June 22, 2007, by and among the Acquirer, the Acquisition Sub and the Registrant.

99.1 Press release of the Registrant dated June 25, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

America First Apartment Investors, Inc.

June 25, 2007	By:	/s/ Jack H. Cassidy

Name: Jack H. Cassidy
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1	Agreement and Plan of Merger, dated as of June 22, 2007, by and among the Acquirer, the Acquisition Sub and the Registrant.
99.1	Press release of the Registrant dated June 25, 2007.